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                               JOHN HANCOCK TOWER
                              200 Clarendon Street
                              Boston, Massachusetts
                                (the "Building")

                          SIXTEENTH AMENDMENT OF LEASE
                          ----------------------------
                                 April 23, 2004

LANDLORD:    100 & 200 Clarendon LLC, a Delaware limited liability company, successor in interest to John Hancock Life Insurance Company

TENANT:      Charles River Associates Incorporated, a Massachusetts corporation

EXISTING
PREMISES:    Areas on Floors 31, 32 and 33 of the Building, containing, in the aggregate, 63,295 rentable square feet, as shown on Exhibit A-1,
             Exhibit A-2 and Exhibit A-3 attached to the Fifteenth Amendment of Lease dated June 7, 2002 consisting of the following:
             Floor 31:           6,000 rentable square feet
             Floor 32:          28,803 rentable square feet
             Floor 33:          28,492 rentable square feet

ORIGINAL
LEASE
DATA         DATE OF LEASE:    March 1, 1978

             TERMINATION
             DATE:                     April 25, 2008

             PREVIOUS
             LEASE
             AMENDMENTS:   First Amendment dated December 16, 1981
                           Second Amendment dated February 24, 1984
                           Third Amendment dated February 28, 1985
                           Fourth Amendment dated February 7, 1986
                           Fifth Amendment dated February 13,1987
                           Sixth Amendment dated August 24,1987
                           Seventh Amendment dated January 31, 1990
                           Eighth Amendment dated December 31, 1991
                           Ninth Amendment dated September 2, 1992

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                           Lease Memorandum dated July 7,1993 (Ninth Amendment)
                           Storage Space Letter dated June 29, 1994
                           Tenth Amendment dated August 24, 1995
                           Eleventh Amendment dated November 25, 1996
                           Twelfth Amendment dated March 19, 1998
                           Thirteenth Amendment dated August 13, 1999
                           Fourteenth Amendment dated April 20, 2000
                           Fifteenth Amendment dated June 7, 2002

             T-26
             EXPANSION
             PREMISES:     An area on the twenty-sixth (26th) floor of the
                           Building, consisting of approximately 19,073 rentable square feet, measured using the Modified
                           BOMA Standard, as defined in the Fifteenth Amendment, substantially as shown on Exhibit A, Sixteenth
                           Amendment, a copy of which is attached hereto and incorporated by reference herein

         WHEREAS, Tenant desires to (i) extend the Term of the above-referenced lease for an additional term; and (ii) lease the T-26 Expansion Premises from Landlord;

         WHEREAS, Landlord is willing to: (i) extend the Term of the lease; and
(ii) lease the T-26 Expansion Premises to Tenant upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, the above-described lease, as previously amended (the "Lease"), is hereinafter further amended as follows:

         1. EXTENSION OF TERM

         The Term of the Lease in respect of the Existing Premises is hereby extended for an additional term commencing as of April 26, 2008 and terminating as of the Extended Termination Date, as defined in Paragraph 2 below ("Additional Term"). Said Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such Additional Term (including, without limitation, the Base Year for purposes of calculating Tenant's rent adjustment for Operating Expenses and the Base Year for purposes of calculating Tenant's Proportionate Share of Ownership Taxes), except as follows:

         A. For the period from April 26, 2008 through the Extended Termination Date, Base Rent in respect of the Existing Premises shall be Two Million Seventy-Six Thousand Seventy-Six and 00/100 ($2,076,076.00) Dollars per annum (i.e., a monthly installment of $173,006.33).

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         B. Notwithstanding anything to the contrary contained in this Sixteenth
Amendment, Tenant's Additional Expansion Option, as set forth in Paragraph 10 of the Fifteenth Amendment of Lease, to lease the Additional Expansion Premises consisting of 22,090 rentable square feet of space located on the 31st floor of the Building and outlined on Exhibit A-4 to the Fifteenth Amendment of Lease, shall remain in full force and effect on the terms set forth in said Paragraph
10 of the Fifteenth Amendment, except that the Option Term Commencement Date has been revised, per Paragraph 7 of this Sixteenth Amendment, to be the day immediately following the Extended Termination Date, as defined in Paragraph 2 below.

         C. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

         2. DEMISE OF T-26 EXPANSION PREMISES

         Landlord hereby demises and leases to Tenant and Tenant hereby hires and leases and takes from Landlord the T-26 Expansion Premises for a term commencing as of the Commencement Date in respect of the T-26 Expansion Premises, as hereinafter defined, and terminating as of the last day of the month in which the fifth (5th) anniversary of the Commencement Date in respect of the T-26 Expansion Premises, as hereinafter defined, occurs ("Extended Termination Date"). Landlord shall provide Tenant with advance written notice of the estimated Commencement Date in respect of the T-26 Expansion Premises at least 1 week prior to such Commencement Date. Promptly after the determination of the Commencement Date in respect of the T-26 Expansion Premises, Landlord and Tenant shall confirm such Commencement Date and the Extended Termination Date in writing. Said demise of the T-26 Expansion Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

         A. The Commencement Date in respect of the T-26 Expansion Premises shall be the date ninety (90) days after the date that Landlord substantially completes the Shell Work, as defined in Paragraph 4 hereof.

         B. Base Rent in respect of the T-26 Expansion Premises shall be Six Hundred Sixty-Seven Thousand Five Hundred Fifty-Four and 96/100 ($667,554.96) Dollars per annum (i.e., a monthly installment of $55,629.58), based on $35.00 per rentable square foot of the T-26 Premises per annum, and shall commence on the Commencement Date in respect of the T-26 Expansion Premises.

         C. The Base Year for purposes of calculating Tenant's rent adjustment for Operating Expenses in respect of the T-26 Expansion Premises shall be calendar year 2004.

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         D. The Base Year for purposes of calculating Tenant's Proportionate
Share of Ownership Taxes in respect of the T-26 Expansion Premises shall be fiscal year 2005 (i.e., July 1, 2004 - June 30, 2005).

         E. Tenant's Proportionate Share of Ownership Taxes in respect of the T-26 Expansion Premises shall be 1.10%, the percentage resulting from dividing the number of square feet of rentable area included in the T-26 Expansion Premises (i.e., 19,073 rentable square feet) by the number of square feet of rentable area in the Building (i.e., 1,738,779 rentable square feet).

         3. ELECTRICITY IN RESPECT OF T-26 EXPANSION PREMISES

         The consumption of electricity in the T-26 Expansion Premises shall be measured by a check meter to be installed by Landlord as part of the Shell Work, as defined in Paragraph 4 below. Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

         1. Commencing as of the Commencement Date in respect of the T-26 Expansion Premises and continuing until the procedures set forth in Paragraph 2 below are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Base Rent hereunder, estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity consumed in the T-26 Expansion Premises.

         2. Periodically after the Commencement Date in respect of the T-26 Expansion Premises, Landlord shall determine the actual cost of electricity consumed by Tenant in the T-26 Expansion Premises (i.e. by reading Tenant's check meter and by applying the actual electric rate(s) applicable to the preceding period). If the total of Tenant's estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the T-26 Expansion Premises during such period, Tenant shall pay the difference to Landlord when billed therefor. If the total of Tenant's estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the T-26 Expansion Premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder.

         3. After each adjustment, as set forth in Paragraph 2 above, the amount of estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity in the T-26 Expansion Premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

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         4.       CONDITION OF T-26 EXPANSION PREMISES

         A. SHELL WORK. Tenant shall take the T-26 Expansion Premises "as-is", in the condition in which the T-26 Expansion Premises are in as of the Commencement Date in respect of the T-26 Expansion Premises, without any obligation on the part of Landlord to prepare or construct the T-26 Expansion Premises for Tenant's occupancy and without any representation or warranty by Landlord as to the condition of the T-26 Expansion Premises, except that Landlord shall, at Landlord's cost, perform the following work ("Shell Work"):

         All existing floor covering and adhesive residue shall be removed to concrete slab. Slab shall be level with no penetrations, divots, or pockmarks. Slab shall be broom clean, ready for floor covering. All hung ceiling components shall be removed. All debris and abandoned cables, wires, conduits, ductwork, piping, etc. shall have been removed from above the ceiling. A fire protection loop shall be provided. All exterior windows shall be provided with existing, functioning building standard window treatments. In addition, Landlord shall install demising walls, ready for paint, to separate the T-26 Expansion Premises from the balance of the 26th floor as shown on Exhibit A, Sixteenth Amendment and install a check meter to measure the consumption of electricity in the T-26 Expansion Premises.

         B. COMPLETION OF SHELL WORK. Landlord shall use reasonable efforts to substantially complete the Shell Work on or before the date forty (40) days after this Sixteenth Amendment is executed by Tenant and Landlord and delivered. The Shell Work shall be deemed substantially completed on the date that all of the Shell Work has been performed, other than punch-list work which does not interfere with Tenant's access or occupancy of the T-26 Premises or the performance of Tenant's T-26 Work, as defined in Paragraph 5.A below.

         C. EARLY ENTRY. With Landlord's prior written consent, which shall not be unreasonably withheld, and which consent shall only be required prior to Tenant's initial request to enter the T-26 Expansion Premises, Tenant shall have the right to enter the T-26 Expansion Premises after the Shell Work is substantially completed and prior to the Commencement Date in respect of the T-26 Expansion Premises, during normal business hours and without payment of rent, to perform Tenant's T-26 Work, as defined in Paragraph 5(A) below, which entry shall otherwise be in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

         D. FLOOR 26 LOBBY WORK. In addition to the Shell Work, Landlord shall, at Landlord's cost, finish the demising walls on the common corridor side of the T-26 Expansion Premises, repaint and recarpet the common corridor and lobby of the 26th floor, renovate/upgrade the common area bathrooms on the 26th floor of the Building to Building standard as currently exists (i.e., as of the date of this Sixteenth Amendment) in

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the common area bathrooms on the 52nd floor of the Building and construct a multi-tenant elevator lobby on the 26th floor (collectively, "Floor 26 Lobby Work"). In addition, to the extent required, Landlord shall be responsible at Landlord's expense, for bringing the base Building systems, common areas (including restrooms) and Building core areas serving the 26th floor into compliance with existing (i.e., as of the date of this Sixteenth Amendment) federal, state or local environmental laws or other legal requirements and Title III of the Americans with Disabilities Act of 1990. Landlord shall use reasonable efforts to complete the Floor 26 Common Area Work on or before the date one hundred thirty (130) days after this Sixteenth Amendment is executed by Tenant and Landlord and delivered ("Estimated Lobby Completion Date"). If the Floor 26 Common Area Work is not completed on or before the date fifty (50) days after the Estimated Lobby Completion Date ("Outside Lobby Completion Date"), and such failure is not due to any delay caused by Tenant or Tenant's contractors, then, as Tenant's sole remedy, Tenant shall be entitled to a credit against Tenant's obligation to pay Base Rent in respect of the T-26 Expansion Premises of Two Hundred and 00/100 ($200.00) Dollars per day for each day between the Outside Lobby Completion Date and the date that the Floor 26 Common Area Work is completed.

         5. LANDLORD'S CONTRIBUTION IN RESPECT OF T-26 EXPANSION PREMISES

         A. Landlord shall, in the manner hereinafter set forth, contribute up to Nine Hundred Fifty-Three Thousand Six Hundred Fifty and 00/100 ($953,650.00) Dollars (i.e., $50.00 per rentable square foot of the T-26 Expansion Premises) ("Landlord's Contribution") towards the cost of all leasehold improvements to be installed by Tenant in the T-26 Expansion Premises ("Tenant's T-26 Work") and towards construction and project management fees, tele/data wiring and more related expenses incurred by Tenant in connection with Tenant's T-26 Work. Tenant shall not be responsible for any construction management coordination fees to Landlord in connection with Tenant's T-26 Work. Tenant's T-26 Work shall be performed in accordance with the Lease including, without limitation, Paragraph 10 thereof, as amended by Paragraph 8 of the Ninth Amendment of Lease. In the event that any structural upgrades and/or floor coring for the tele/data wiring is required in connection with Tenant's T-26 Work, then, subject to Tenant's compliance with the Lease provisions, as aforesaid, Tenant shall have the right to reasonable access to the appropriate areas on the 25th floor of the Building, which work shall be performed in accordance with a mutually agreed upon procedure scheduled with the Building's management office.

         B. Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant requests any requisition on account of Landlord's Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a "requisition" shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the T-26 Expansion Premises. Each requisition shall be accompanied by evidence reasonably

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satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant (Landlord hereby agreeing that lien waivers from Tenant's contractor shall be reasonably satisfactory to Landlord for the purposes hereof). Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

         C. Notwithstanding anything to the contrary herein contained:

         (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant's architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant's approved plans.

         (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly, or directly to Tenant's contractor if Landlord has reason to believe there are or may be outstanding claims by such contractor(s) or vendor(s).

         (iii) Landlord shall have no obligation to pay Landlord's Contribution in respect of any requisition submitted after the date which is twelve (12) months after the Commencement Date in respect of the T-26 Expansion Premises ("Outside Requisition Date").

         (iv) In the event of any unused portion of Landlord's Contribution remaining after the Outside Requisition Date, Tenant shall be entitled to a dollar for dollar credit of up to $185,170 of any unused portion of Landlord's Contribution against Tenant's next obligations to pay Base Rent in respect of the T-26 Expansion Premises.

         D. Except for Landlord's Contribution and Landlord's Shell Work, Tenant shall bear all other costs of Tenant's T-26 Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant's Work.

         6. INTENTIONALLY DELETED

         7. OPTION TO EXTEND LEASE

         A. EXISTING PREMISES: The Option to Extend Lease as set forth in Paragraph 9 of the Ninth Amendment of Lease, as amended by Paragraph 4 of the Fifteenth Amendment of Lease, shall continue to be in effect in respect of the Existing Premises, except that the Option Term Commencement Date shall be the day immediately
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following the Extended Termination Date, as defined in Paragraph 2 above, and the Exercise Date shall be not later than twelve (12) months prior to the Extended Termination Date. All other terms and conditions of said Option to Extend Lease set forth in said Paragraph 9 of the Ninth Amendment of Lease, as amended by Paragraph 4 of the Fifteenth Amendment of Lease, shall continue to apply to the Existing Premises.

         B. T-26 Expansion Premises: The Option to Extend Lease as set forth in Paragraph 9 of the Ninth Amendment of Lease, as amended by Paragraph 4 of the Fifteenth Amendment of Lease, as further amended by Paragraph 7(A) above, shall apply to the T-26 Expansion Premises, except that the Base Rent in respect of the T-26 Expansion Premises during the Option Term shall be equal to one hundred percent (100%) of the Fair Rental Value.

         C. Notwithstanding anything to the contrary herein or in the Lease contained, Tenant shall not have the right to exercise the Option to Extend Lease in respect of the T-26 Expansion Premises unless Tenant simultaneously exercises the Option to Extend Lease in respect of the Existing Premises. However, Tenant shall have the right to exercise the Option to Extend Lease in respect of the Existing Premises without exercising the Option to Extend Lease in respect of the T-26 Expansion Premises by so advising Landlord in Tenant's notice of extension.

         8. TENANT'S RIGHT OF FIRST OFFER WITH RESPECT TO BALANCE OF FLOOR 26

         On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease and that Charles River Associates Incorporated, itself, or an affiliate, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, is occupying at least seventy-five percent (75%) of the premises then demised to Tenant, both at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, and as of the Commencement Date in respect of the RFO Premises, and that Tenant timely and properly exercises the Option to Extend Lease in respect of the entirety of the premises then demised to Tenant pursuant to Paragraph 9 of the Ninth Amendment to Lease, as amended by Paragraph 4 of the Fifteenth Amendment of Lease and by Paragraph 7 above, Tenant shall have the following right to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined.

         A. DEFINITION OF RFO PREMISES

         "RFO Premises" shall be defined as any separately demised area on the twenty-sixth (26th) floor of the Building, when such area becomes available for lease to Tenant, as hereinafter defined, during the Term of the Lease. For the purposes of this Paragraph 8, an RFO Premises shall be deemed to be "available for lease to Tenant" if, during the term of the Lease, Landlord, in its sole judgment, determines that such area will become

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available for leasing to Tenant (i.e. when Landlord determines that the then current tenant of such RFO Premises will terminate its lease and vacate such RFO Premises, and neither Dechert nor John Hancock Financial Services, Inc. exercises its right to lease RFO Premises, and when Landlord intends to offer such area for lease). In no event shall Tenant have any rights under this Paragraph 8 on or before December 1, 2009 or on or after the date twenty-four
(24) months prior to the expiration of the Term of the Lease (i.e. Landlord shall have no obligation to give Landlord's Notice, as hereinafter defined, to Tenant on or before December 1, 2009 or on or after the date twenty-four (24) months prior to the expiration of the Term of the Lease).

         B. EXERCISE OF RIGHT TO LEASE RFO PREMISES

         Landlord's Notice shall set forth the exact location of the RFO Premises, the Base Rent applicable to the RFO Premises and the Commencement Date in respect of the RFO Premises. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within fifteen
(15) days after the receipt of Landlord's Notice, to lease the RFO Premises. If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 8, provided however, that Tenant shall have the right from time to time thereafter throughout the term of the Lease until Tenant's right to lease the RFO Premises has lapsed, to give Tenant's Request as to any other subsequently available RFO Premises. However, if Tenant fails timely to give Tenant's Exercise Notice with respect to an RFO Premises, and Landlord enters into a lease or other agreement for such RFO Premises, Tenant shall have a right of first offer on such RFO Premises when such RFO Premises are thereafter available for lease to Tenant, as defined above. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.

         C. LEASE PROVISIONS APPLYING TO RFO PREMISES

          The leasing to Tenant of such RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

                  (1) COMMENCEMENT DATE

                  The Commencement Date in respect of such RFO Premises shall be the date that Landlord delivers such RFO Premises to Tenant.

                  (2) BASE RENT

                  The Base Rent in respect of such RFO Premises shall be the then Fair Rental Value of the RFO Premises, determined in accordance with the provisions of Paragraph 9 of the Ninth Amendment, as modified by Paragraph 4(ii) of the Fifteenth Amendment.

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                  (3) CONDITION OF RFO PREMISES

                  Tenant shall take such RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant's occupancy, except that the determination of Fair Rental Value shall take into account, without limitation, any tenant allowances granted by Landlord to Tenant.

         D. EXECUTION OF LEASE AMENDMENTS

                  Notwithstanding the fact that Tenant's exercise of the above-described option to lease RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises, except that the Base Rent and Base Years in respect of such RFO Premises in respect of such RFO Premises may not be as set forth in such Amendment. At the time that such Base Rent and Base Years are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

         E. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer under this Paragraph 8 is subject and subordinate to the existing rights of Dechert and John Hancock Financial Services, Inc., other tenants in the Building, to lease the RFO Premises, which rights are summarized in Exhibit C, Sixteenth Amendment, a copy of which is attached hereto and incorporated by reference herein.

         9. PARKING

         In addition to the parking permits made available to Tenant pursuant to Paragraph 12 of the Ninth Amendment of Lease and Paragraph 9 of the Fifteenth Amendment of Lease, Landlord shall make available to Tenant one (1) parking permit for the Hancock Garage per 1,500 square feet of rentable square feet of the T-26 Expansion Premises (or 12 based on 18,517 rentable square feet). Said use of the additional parking permits shall be upon all of the same terms and conditions as set forth in Paragraph 12 of the Ninth Amendment of Lease.

         10. BROKER

         Tenant and Landlord each represents and warrants to the other that, with respect to this Sixteenth Amendment, it has not directly or indirectly dealt with any broker other than CBRE/Lynch Murphy Walsh Advisors and CB Richard Ellis/Whittier Partner (the "Brokers") and covenants and agrees to defend, save harmless and indemnify the other party against any claims for a commission arising out of any dealings directly or indirectly by such party with any broker, other than the Brokers, with respect to the execution and


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delivery of this Sixteenth Amendment. Landlord shall apy any commissions to the Brokers in connection with this Sixteenth Amendment pursuant to a separate agreement(s) between Landlord and Brokers.

         11. INAPPLICABLE LEASE PROVISIONS AND REVISED LEASE PROVISIONS

         A. Paragraph 6 of the Lease, Page 5A of the Lease, Exhibits 3 and 4 and Attachment A to the Lease, Paragraph 7 of the Ninth Amendment of Lease, Paragraph 4 of the Tenth Amendment of Lease (which is incorrectly numbered as Paragraph 3), Paragraph 4 of the Eleventh Amendment of Lease (which is incorrectly numbered as Paragraph 3), Paragraph 3 of the Twelfth Amendment of Lease (which is incorrectly numbered as Paragraph 3), Paragraph 4 of the Thirteenth Amendment of Lease, Paragraph 4 of the Fourteenth Amendment of Lease, Paragraph 8 of the Fifteenth Amendment of Lease shall have no applicability to the T-26 Expansion Premises.

         B. Except as otherwise provided in Sections 20 and 21 of the Lease, and subject to Tenant's obligations in Section 9 of the Lease, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building in good condition and repair.

         C. Notwithstanding anything to the contrary in the Lease contained, Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord's failure to acquire title to the real property of which the premises are a part or to complete construction of the Building or premises, Landlord shall be

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held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

         12. NOTICES

         A. For all purposes of the Lease, the notice address for Landlord as set forth in Paragraph 24 of the Lease is deleted and the following are substituted in its place:

          100 & 200 Clarendon LLC
          c/o Beacon Capital Partners
          One Federal Street
          Boston, Massachusetts 02110
          Attention:  William A. Bonn, Esq.
          Tel.:  617-457-0400
          Fax:   617-457-0499

          with a copy to:

          Beacon Capital Partners Management LLC
          200 Clarendon Street
          Boston, Massachusetts 02116
          Attention: General Manager
          Tel.:  617-275-0100
          Fax: 617-275-0199

         B. For all purposes of the Lease, the notice addresses for Tenant as set forth in Paragraph 24 of the Lease are deleted and the following are substituted in their place:

          Charles River Associates Incorporated
          J. Phillip Cooper, CFO, EVP
          200 Clarendon Street, T-33
          Boston, Massachusetts 02116-5092
          Tel.:  617-425-3000
          Fax:  617-425-3141

          with a copy to:

          Charles River Associates Incorporated
          Annlouise Tirrell, Director Corporate Operations
          200 Clarendon Street, T-33
          Boston, Massachusetts 02116-5092
          Tel.:  617-425-3081
          Fax:  617-425-3141

         13. LANDLORD DEFAULT

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         A. Notwithstanding anything to the contrary in the Lease contained,
Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure said default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default.

         B. Except as otherwise expressly provided in the Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant's obligation to pay Base Rent or other charges under the Lease abate based upon any default by Landlord of its obligations under the Lease.

         14. BUILDING NAME

         Notwithstanding anything to the contrary in the Lease contained, Tenant shall (i) refer to and designate the Building solely as John Hancock Tower; (ii) not to use any Hancock Marks, as hereinafter defined, in a manner, in conjunction with, or in a recognizable relationship to any persons, entities, materials or Media, as hereinafter defined, that are Objectionable, as hereinafter defined; and (iii) not to use the Official Address, as hereinafter defined, alone as a name or location of the Building (provided that the Official Address may be used as the second part of the street address following the identification of the Building as "John Hancock Tower"). Tenant acknowledges and agrees that any right, benefit or protection available to the Landlord hereunder with respect to use of the name "John Hancock Tower" shall also be deemed to accrue to the benefit of, and may be exercised directly by, John Hancock Life Insurance Company or any of its Affiliates, as hereinafter defined.

         For the purposes of this Paragraph 14, the following terms shall have the following definitions:

         "Affiliates" means, with respect to any person or entity, any corporation, partnership or other business entity which controls or is controlled by, or is under common control with such person or entity, as applicable. For the purpose of this definition, the word "control" (including, with correlative meanings, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities, interests, contract or otherwise.

         "Hancock Marks" means, collectively, the Name and Signature, and such other logos, service marks, trademarks, domain names (including johnhancocktower.com, johnhancocktower.net, and johnhancocktower.org), and copyrights, whether registered or

                                       13
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         unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building (including, without limitation, the marks registered with the USPTO under Registration Nos. 1287236, 1502565 and 1494582) or with respect to which Landlord provides Tenant with notice, and all Likenesses.

         "Likeness" means a photograph, replica, sketch, drawing, image or any other visual or two dimensional or three dimensional representation of the Building, which photograph, replica, sketch, drawing, image or other representation does not include or display the Name, Plain Name, Signature, or any such other logos, service marks, trademarks, and copyrights, whether registered or unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building.

         "Medium" (or "Media") means any communications or storage medium, regardless of method of storage, compilation or memorialization, if any, including without limitation, physical storage or representation, electronic storage, graphical (including designs and drawings) or photographic representation, or writings.

         "Name" means "John Hancock Tower".

         "Objectionable" means any activity or material that: (a) is libelous or defamatory, disparaging, pornographic, sexually explicit, unlawful or plagiarized; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent, racially, ethnically or otherwise objectionable or offensive in any way; (c) constitutes a breach of any person's privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement of any third party's intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) violates or encourages others to violate any applicable law; or (e) would have a material adverse effect (1) on the reputation or business of Landlord or John Hancock Life Insurance Company or (2) on the reputation of the Building or (3) on the goodwill associated with the Marks or (f) would be materially detrimental to the marketing or leasing of the Building.

         "Official Address" means the official street address assigned to the Building by the City of Boston, the United States Postal Service or any other governmental authority. As of the date of this First Amendment, the Official Address is "200 Clarendon Street."

         "Signature" means the script logo associated with the name "John Hancock," as registered with the USPTO under Registration No. 0557033.

                                       14
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         The Signature, as depicted in the drawing on file with the USPTO, consists of a substantial facsimile of the signature of John Hancock (1737-1793), patriot of the American Revolution, as said signature appears on the Declaration of Independence.

         "USPTO" means the United States Patent and Trademark Office.

         15. HANCOCK COMPETITORS

         Notwithstanding anything to the contrary in the Lease contained, if, at any time during the term of the Lease, Tenant becomes a Hancock Competitor, as defined in Exhibit B, Sixteenth Amendment, then Landlord shall have the right to terminate the Lease upon fifteen (15) days' notice to Tenant.

         16. CONDITION OF LANDLORD'S EXECUTION

         The parties hereby acknowledge that Landlord is only willing to execute this Sixteenth Amendment in the event that the current tenant (the "Current Tenant") of the T-26 Expansion Premises agrees to terminate the term of its lease in respect of the T-26 Expansion Premises. Therefore, Landlord shall have the right, exercisable upon written notice to Tenant, to render the foregoing Sixteenth Amendment void and without further force or effect, unless both of the following events occur on or before April 30, 2004:

         A. Tenant executes and delivers to Landlord the foregoing Sixteenth Amendment; and

         B. The Current Tenant executes and delivers to Landlord an agreement, in form and substance acceptable to Landlord, whereby the Current Tenant agrees to terminate the term of its lease in respect of the T-26 Expansion Premises and agrees to an extension of Tenant's right to exercise the Additional Expansion Option, as set forth in Paragraph 10 of the Fifteenth Amendment, to the Exercise Date, as stated in Paragraphs 2 and 7.A of this Sixteenth Amendment ("Current Tenant Agreement").

         In addition, Tenant shall have the right, exercisable upon written notice to Landlord, to render the foregoing Sixteenth Amendment void and without further force or effect unless the Current Tenant executes and delivers to Landlord the Current Tenant Agreement, as defined above, on or before April 30, 2004.

         17. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

         EXECUTED under seal as of the date first above-written.

LANDLORD:                                TENANT:
100 & 200 CLARENDON LLC                  CHARLES RIVER ASSOCIATES INCORPORATED

By:  /s/ Phillip T. Branion Jr.          By:   /s/ James C. Burrows
    ---------------------------------          ----------------------
Name:  Phillip T. Branion Jr.            Name: James C. Burrows
      -------------------------------
Title:  V.P.                             Title:  President and
          Hereunto Duly Authorized               Chief Executive Officer
                                         Hereunto Duly Authorized

Date Signed:  4/26/04                    Date Signed:  4/23/04
             ------------------------                 ---------------

                                       16
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                         EXHIBIT A, SIXTEENTH AMENDMENT

                             T-26 EXPANSION PREMISES

                                       17
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                         EXHIBIT B, SIXTEENTH AMENDMENT

                               HANCOCK COMPETITORS

         The term "Hancock Competitors," as used in the License to which this
Exhibit is attached, means the organizations listed below and any entity which is (i) owned or controlled, directly or indirectly, by any of the following organizations and any successors in interest to the business of any of the following organizations, and (ii) engaged in the insurance business. An entity shall be considered to be engaged in the insurance business if its business includes the writing of insurance policies, the underwriting of insurance policies, the sale of insurance policies, the placement or acceptance of insurance risks in primary or other markets, the marketing or distribution of insurance policies either as a broker, agent or intermediary, consulting services with respect to insurance, or such other activities which would generally be recognized to constitute insurance business. As used in the preceding sentence, the term "insurance policies" shall include all forms of life, health, property, casualty and annuity products of whatever nature, whether written on an individual or group basis, as well as structured settlement agreements, guaranteed investment contracts ("GICs"), synthetic GICs and funding agreements.

         Metropolitan Life (MetLife)
         Prudential Ins. of America (Prudential Financial)
         Teachers Ins. of Annuity Assoc.
         Northwestern Mutual
         Hartford Life Insurance (Hartford Financial Services)
         Equitable Life Assur. of U.S. (AXA Group)
         Nationwide Life (Nationwide Financial Services)
         New York Life
         Principal Life (Principal Financial Group)
         Lincoln National Life (Lincoln National Corporation)
         Massachusetts Mutual
         Conn. General Life (CIGNA Corporation)
         Travelers Insurance (Citigroup)
         Pacific Life Insurance
         ING Life Ins. & Annuity Co. (ING; also Security Life of Denver) IDS Life Minneapolis (American Express Financial)
         Hartford Life & Annuity (Hartford Financial)
         Allstate Life (Allstate Financial)
         Variable Annuity Life (American International Group)
         Jackson National Life (Jackson National Group)
         SunAmerica Life (SunLife Financial)
         American Family Life Assurance (AFLAC)
         State Farm Life (State Farm Group)
         American Skandia Life Assurance-Connecticut
         Great-West Life & Annuity Ins. Co. (Great-West Life Group) Aetna Life (Aetna)

                                       18
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         Guardian Life of America
         Phoenix Life (Phoenix Companies)
         First Colony Life (GE Financial Assurance)
         MONY Life Insurance Co. (MONY Group)
         Jefferson Pilot Life Ins. Co. (Jefferson-Pilot Corporation) Provident Life & Accident (Unum Provident)
         Allmerica Financial (AFC)
         Transamerica Life + Annuity (AEGON USA)
         Allianz Life (Allianz)
         Fortis
         Generali
         Prudential PLC

                                       19
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                         EXHIBIT C, SIXTEENTH AMENDMENT

                         EXISTING RIGHTS OF DECHERT AND
                      JOHN HANCOCK FINANCIAL SERVICES, INC.

1. Dechert has the option, to be exercised on or after June 1, 2008 and on or before December 1, 2009, to add to its premises an area of no less than 7,000 contiguous rentable square feet and no more than 10,000 continguous rentable square feet on either floor 26 or floor 28 of the Building as designated by Landlord, to be delivered by Landlord to Tenant twelve (12) months after Dechert exercises such option.

2. John Hancock Financial Services, Inc. ("JHF") has a right of first offer to lease any and all space in the Building which the Landlord intends to lease to any party. Landlord is to notify JHF of its plans to offer space to any party. If JHF declines on space, Landlord has the opportunity to market to any third party provided the deal isn't less than 95% of the effective rent offered to JHF. If more favorable terms, then Landlord must offer to JHF and JHF has 15 days to decide. If Landlord doesn't enter into a lease within 12 months after original notice to JHF, JHF's rights are reinstated.